Exhibit 99.1

Ameris Bancorp Announces Financial Results For Second Quarter 2021

ATLANTA, July 22, 2021 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $88.3 million, or $1.27 per diluted share, for the quarter ended June 30, 2021, compared with $32.2 million, or $0.47 per diluted share, for the quarter ended June 30, 2020. The Company reported adjusted net income of $87.5 million, or $1.25 per diluted share, for the quarter ended June 30, 2021, compared with $42.4 million, or $0.61 per diluted share, for the same period in 2020. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, restructuring charges related to branch consolidations and efficiency initiatives, certain legal expenses, gain on bank owned life insurance ("BOLI") proceeds, (gain)/loss on sale of bank premises and expenses related to the COVID-19 pandemic.

For the year-to-date period ending June 30, 2021, the Company reported net income of $213.3 million, or $3.06 per diluted share, compared with $51.6 million, or $0.74 per diluted share, for the same period in 2020. The Company reported adjusted net income of $203.3 million, or $2.91 per diluted share, for the six months ended June 30, 2021, compared with $81.6 million, or $1.18 per diluted share, for the same period in 2020. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date period.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "Our positive second quarter results are a clear testament to our focus and discipline over the past year. I am proud of our bankers, being able to report 5% annualized net loan growth for the quarter, with the headwinds of PPP forgiveness, and 14% annualized loan growth exclusive of the PPP reductions. We are in some of the best markets in the Southeast, and we continue to see real organic opportunities within these markets. We are pleased with the disciplined improvement in our efficiency ratio compared to last quarter, and we are excited to report 4.7% growth in tangible book value for the quarter. We continue to remain focused on delivering top-of-class results and are optimistic about the remainder of 2021, and we look forward to 2022."

Significant items from the Company's results for the second quarter of 2021 include the following:

  Net income of $88.3 million, or $1.27 per diluted share, compared with $125.0 million, or $1.79 per diluted share, in the first quarter of 2021
  Growth in tangible book value of 4.7%, or $1.18 per share, to $26.45 at June 30, 2021, compared with $25.27 at March 31, 2021
  Organic growth in loans of $181.0 million, or 5.0% annualized (and $485.1 million, or 14.1% annualized, exclusive of PPP loans), during the second quarter of 2021
  Adjusted return on average assets of 1.63%, compared with 2.26% in the first quarter of 2021
  Adjusted efficiency ratio of 54.07%, compared with 54.62% in the first quarter of 2021 and 51.08% in the second quarter of 2020
  Net interest margin of 3.34%, compared with 3.57% in the first quarter of 2021
  Continued growth in noninterest bearing deposits, representing 38.25% of total deposits, up from 36.27% at December 31, 2020 and 35.89% a year ago
  Non-performing assets decreased eight basis points to 0.32% of total assets, compared with 0.40% at March 31, 2021

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for the second quarter of 2021 totaled $163.0 million, compared with $166.2 million for the first quarter of 2021 and $165.2 million for the second quarter of 2020. The Company's net interest margin was 3.34% for the second quarter of 2021, down from 3.57% reported for the first quarter of 2021 and 3.83% reported for the second quarter of 2020. The decrease in net interest margin in the current quarter is attributable to excess liquidity held on the balance sheet, as the average balance in interest-bearing deposits in banks continued to increase during the quarter. The yield on earning assets declined 27 basis points due to this excess liquidity, as well as declines in accretion income and Paycheck Protection Program ("PPP") loan fee income, and the decline was partially offset by improvement in the cost of interest-bearing liabilities of five basis points during the quarter and increases in average loans. Accretion income for the second quarter of 2021 decreased to $4.5 million, compared with $6.1 million for the first quarter of 2021, and $9.6 million for the second quarter of 2020. The decrease in accretion income for the second quarter is primarily attributable to decreased payoffs of acquired loans during the second quarter of 2021.

Yields on loans decreased to 4.33% during the second quarter of 2021, compared with 4.53% for the first quarter of 2021 and 4.70% reported for the second quarter of 2020. Contributing to interest income on loans for the second quarter of 2021 was $6.1 million related to accelerated fee income on PPP loan forgiveness, compared with $9.2 million in the first quarter of 2021. Loan production in the banking division during the second quarter of 2021 was $911.3 million, with weighted average yields of 3.75%, compared with $600.6 million and 3.80%, respectively, in the first quarter of 2021 and $472.1 million and 4.16%, respectively, in the second quarter of 2020. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $6.4 billion during the second quarter of 2021, with weighted average yields of 3.36%, compared with $7.5 billion and 3.15%, respectively, during the first quarter of 2021 and $7.2 billion and 3.17%, respectively, during the second quarter of 2020. Loan production yields in the lines of business were negatively impacted three basis points during the second quarter of 2021 by originations of PPP loans in our SBA division.

Interest expense during the second quarter of 2021 decreased to $11.9 million, compared with $13.0 million in the first quarter of 2021 and $21.2 million in the second quarter of 2020. The Company's total cost of funds moved four basis points lower to 0.26% in the second quarter of 2021 as compared with the first quarter of 2021. Deposit costs decreased three basis points during the second quarter of 2021 to 0.13%, compared with 0.16% in the first quarter of 2021. Costs of interest-bearing deposits decreased during the quarter from 0.25% in the first quarter of 2021 to 0.21% in the second quarter of 2021.

Noninterest Income
Noninterest income decreased $28.7 million, or 24.4%, in the second quarter of 2021 to $89.2 million, compared with $118.0 million for the first quarter of 2021, primarily as a result of decreased mortgage banking activity and other noninterest income, as further discussed below.

Mortgage banking activity decreased $28.3 million, or 28.7%, to $70.2 million in the second quarter of 2021, compared with $98.5 million for the first quarter of 2021. This decrease was the result of a reduced recovery of previously recorded servicing right impairment, reduced production and a reduction in gain on sale margins. Gain on sale spreads decreased to 2.77% in the second quarter of 2021 from 3.95% for the first quarter of 2021. Total production in the retail mortgage division decreased to $2.39 billion in the second quarter of 2021, compared with $2.64 billion for the first quarter of 2021. Mortgage banking activity was positively impacted during the second quarter of 2021 by a $749,000 servicing right recovery, compared with a recovery of $9.7 million for the first quarter of 2021. The retail mortgage open pipeline was $1.75 billion at the end of the second quarter of 2021, compared with $2.33 billion at March 31, 2021.

Service charge revenue increased $178,000, or 1.6%, to $11.0 million in the second quarter of 2021, compared with $10.8 million for the first quarter of 2021, resulting from an increase in interchange income. Other noninterest income decreased $709,000, or 9.3%, in the second quarter of 2021 to $6.9 million, compared with $7.7 million for the first quarter of 2021, primarily as a result of decreases in SBA servicing right recovery of $906,000 and gain on BOLI proceeds of $603,000, partially offset by an increase in BOLI income of $520,000.

Noninterest Expense
Noninterest expense decreased $13.0 million, or 8.8%, to $135.8 million during the second quarter of 2021, compared with $148.8 million for the first quarter of 2021. During the second quarter of 2021, the Company recorded a net gain of $236,000 related to sale of premises, compared to a net gain of $264,000 during the first quarter of 2021. Excluding these charges, adjusted expenses decreased approximately $13.1 million, or 8.8%, to $136.0 million in the second quarter of 2021, from $149.1 million in the first quarter of 2021. The majority of this decrease is attributable to a $10.5 million reduction in salaries and employee benefits including payroll taxes, variable compensation related to mortgage production and increased deferred costs related to loan originations in the banking division. Also contributing to the decrease were decreases in OREO losses, legal and other professional fees, and other variable expenses related to mortgage production. The adjusted efficiency ratio was 54.07% in the second quarter of 2021, compared with 54.62% in the first quarter of 2021.

Balance Sheet Trends
Total assets at June 30, 2021 were $21.89 billion, compared with $20.44 billion at December 31, 2020. Total loans, including loans held for sale, were $15.99 billion at June 30, 2021, compared with $15.65 billion at December 31, 2020. Total loans held for investment were $14.78 billion at June 30, 2021, compared with $14.48 billion at December 31, 2020, an increase of $299.9 million, or 2.1%. Loan production in the banking division during the second quarter of 2021 was up 52% from the first quarter of 2021 and 93% from the second quarter of 2020.

At June 30, 2021, total deposits amounted to $18.26 billion, or 97.0% of total funding, compared with $16.96 billion and 96.8%, respectively, at December 31, 2020. At June 30, 2021, noninterest-bearing deposit accounts were $6.98 billion, or 38.3% of total deposits, compared with $6.15 billion, or 36.3% of total deposits, at December 31, 2020. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $11.39 billion at June 30, 2021, compared with $10.23 billion at December 31, 2020. These funds represented 62.4% of the Company's total deposits at June 30, 2021, compared with 60.3% at the end of 2020.

Shareholders' equity at June 30, 2021 totaled $2.84 billion, an increase of $189.9 million, or 7.2%, from December 31, 2020. The increase in shareholders' equity was primarily the result of earnings of $213.3 million during the first six months of 2021, partially offset by dividends declared. Tangible book value per share was $26.45 at June 30, 2021, compared with $23.69 at December 31, 2020. Tangible common equity as a percentage of tangible assets was 8.83% at June 30, 2021, compared with 8.47% at the end of 2020.

Credit Quality
Credit quality remains strong in the Company. During the second quarter of 2021, the Company recorded a provision for credit losses of $142,000, compared with a provision reversal of $28.6 million in the first quarter of 2021. This provision was primarily attributable to growth in unfunded commitments compared with the first quarter of 2021, partially offset by improvements in forecast economic conditions, particularly levels of home prices, commercial real estate prices and retail sales, compared with forecast conditions during the first quarter of 2021. The Company has been prudently working with borrowers to support their credit needs during the challenging economic conditions and is monitoring the level of modifications on an ongoing basis, such that loans remaining on deferral at the end of the second quarter of 2021 equaled approximately 1.2% of total loans, down from approximately 1.9% and 19.0% of total loans at the end of the first quarter of 2021 and the second quarter of 2020, respectively. Nonperforming assets as a percentage of total assets decreased by eight basis points to 0.32% during the quarter. The net charge-off ratio was seven basis points for the second quarter of 2021, compared with 12 basis points in the first quarter of 2021 and 27 basis points in the second quarter of 2020.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, July 23, 2021, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until August 6, 2021. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10158164. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 165 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2021	2021	2020	2020	2020	2021	2020
EARNINGS
Net income	$88,327	$124,962	$94,285	$116,145	$32,236	$213,289	$51,558
Adjusted net income	$87,548	$115,746	$101,995	$116,879	$42,423	$203,294	$81,628

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.27	$1.80	$1.36	$1.68	$0.47	$3.07	$0.74
Diluted	$1.27	$1.79	$1.36	$1.67	$0.47	$3.06	$0.74
Adjusted diluted EPS	$1.25	$1.66	$1.47	$1.69	$0.61	$2.91	$1.18
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.30	$0.30
Book value per share (period end)	$40.66	$39.56	$38.07	$36.91	$35.42	$40.66	$35.42
Tangible book value per share (period end)	$26.45	$25.27	$23.69	$22.46	$20.90	$26.45	$20.90
Weighted average number of shares
Basic	69,496,666	69,391,734	69,252,307	69,230,667	69,191,778	69,447,503	69,235,117
Diluted	69,791,670	69,740,860	69,493,105	69,346,141	69,292,972	69,764,923	69,413,027
Period end number of shares	69,767,209	69,713,426	69,541,481	69,490,546	69,462,782	69,767,209	69,462,782
Market data
High intraday price	$59.85	$57.81	$39.53	$27.81	$29.82	$59.85	$43.79
Low intraday price	$47.44	$36.60	$22.37	$19.91	$17.12	$36.60	$17.12
Period end closing price	$50.63	$52.51	$38.07	$22.78	$23.59	$50.63	$23.59
Average daily volume	429,233	460,744	394,641	359,059	470,151	444,733	465,955

PERFORMANCE RATIOS
Return on average assets	1.64%	2.44%	1.89%	2.33%	0.67%	2.03%	0.56%
Adjusted return on average assets	1.63%	2.26%	2.04%	2.35%	0.89%	1.94%	0.88%
Return on average common equity	12.66%	18.80%	14.30%	18.27%	5.23%	15.66%	4.17%
Adjusted return on average tangible common equity	19.46%	27.66%	25.04%	30.53%	11.66%	23.41%	11.18%
Earning asset yield (TE)	3.58%	3.85%	3.98%	4.02%	4.32%	3.71%	4.44%
Total cost of funds	0.26%	0.30%	0.36%	0.41%	0.52%	0.28%	0.99%
Net interest margin (TE)	3.34%	3.57%	3.64%	3.64%	3.83%	3.45%	3.77%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	33.78%	39.71%	38.37%	46.72%	39.35%	36.92%	32.14%
Efficiency ratio	54.07%	52.59%	54.83%	47.80%	54.70%	53.28%	60.32%
Adjusted efficiency ratio (TE)	54.07%	54.62%	52.67%	47.34%	51.08%	54.36%	54.90%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.96%	12.87%	12.95%	12.90%	12.38%	12.96%	12.38%
Tangible common equity to tangible assets	8.83%	8.62%	8.47%	8.27%	7.70%	8.83%	7.70%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.83%	8.62%	8.47%	8.27%	7.70%	8.83%	7.70%
Effect of goodwill and other intangibles	4.13%	4.25%	4.48%	4.63%	4.68%	4.13%	4.68%
Equity to assets (GAAP)	12.96%	12.87%	12.95%	12.90%	12.38%	12.96%	12.38%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,817	1,815	1,816	1,807	1,832	1,817	1,832
Retail Mortgage Division	759	765	748	734	692	759	692
Warehouse Lending Division	12	12	12	11	9	12	9
SBA Division	30	29	24	33	42	30	42
Premium Finance Division	68	70	71	71	70	68	70
Total Ameris Bancorp FTE headcount	2,686	2,691	2,671	2,656	2,645	2,686	2,645

Assets per Banking Division FTE	$12,046	$11,806	$11,255	$10,998	$10,848	$12,046	$10,848
Branch locations	165	165	164	170	170	165	170
Deposits per branch location	$110,655	$108,339	$103,401	$94,493	$91,705	$110,655	$91,705

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2021	2021	2020	2020	2020	2021	2020
Interest income
Interest and fees on loans	$167,761	$171,157	$171,971	$172,351	$175,345	$338,918	$346,587
Interest on taxable securities	5,244	6,118	6,398	7,259	9,347	11,362	19,429
Interest on nontaxable securities	139	141	150	159	157	280	314
Interest on deposits in other banks	595	522	252	153	123	1,117	1,334
Interest on federal funds sold	12	12	12	12	46	24	122
Total interest income	173,751	177,950	178,783	179,934	185,018	351,701	367,786

Interest expense
Interest on deposits	5,775	6,798	8,870	11,822	14,273	12,573	38,375
Interest on other borrowings	6,124	6,175	6,457	5,574	6,931	12,299	17,652
Total interest expense	11,899	12,973	15,327	17,396	21,204	24,872	56,027

Net interest income	161,852	164,977	163,456	162,538	163,814	326,829	311,759

Provision for loan losses	(899)	(16,579)	(6,700)	26,692	68,449	(17,478)	105,496
Provision for unfunded commitments	1,299	(11,839)	5,481	(10,131)	19,712	(10,540)	23,712
Provision for other credit losses	(258)	(173)	(291)	1,121	—	(431)	—
Provision for credit losses	142	(28,591)	(1,510)	17,682	88,161	(28,449)	129,208
Net interest income after provision for credit losses	161,710	193,568	164,966	144,856	75,653	355,278	182,551

Noninterest income
Service charges on deposit accounts	11,007	10,829	11,465	10,914	9,922	21,836	21,766
Mortgage banking activity	70,231	98,486	95,192	138,627	104,925	168,717	140,258
Other service charges, commissions and fees	1,056	1,016	965	1,039	949	2,072	1,910
Gain (loss) on securities	1	(12)	—	—	14	(11)	5
Other noninterest income	6,945	7,654	4,521	8,438	5,150	14,599	11,400
Total noninterest income	89,240	117,973	112,143	159,018	120,960	207,213	175,339

Noninterest expense
Salaries and employee benefits	85,505	95,985	92,466	96,698	95,168	181,490	171,114
Occupancy and equipment	10,812	11,781	12,709	13,805	13,807	22,593	25,835
Data processing and communications expenses	11,877	11,884	11,323	12,226	10,514	23,761	22,468
Credit resolution-related expenses(1)	622	547	1,156	802	950	1,169	3,148
Advertising and marketing	1,946	1,431	3,267	966	1,455	3,377	3,813
Amortization of intangible assets	4,065	4,126	4,190	4,190	5,601	8,191	11,232
Merger and conversion charges	—	—	—	(44)	895	—	1,435
Other noninterest expenses	20,934	23,044	26,005	25,049	27,378	43,978	54,776
Total noninterest expense	135,761	148,798	151,116	153,692	155,768	284,559	293,821

Income before income tax expense	115,189	162,743	125,993	150,182	40,845	277,932	64,069
Income tax expense	26,862	37,781	31,708	34,037	8,609	64,643	12,511
Net income	$88,327	$124,962	$94,285	$116,145	$32,236	$213,289	$51,558

Diluted earnings per common share	$1.27	$1.79	$1.36	$1.67	$0.47	$3.06	$0.74

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2021	2021	2020	2020	2020
Assets
Cash and due from banks	$259,729	$224,159	$203,349	$257,026	$292,899
Federal funds sold and interest-bearing deposits in banks	3,044,795	2,534,969	1,913,957	494,765	428,560
Time deposits in other banks	—	249	249	249	249
Investment securities available-for-sale, at fair value	778,167	859,652	982,879	1,117,436	1,238,896
Investment securities held-to-maturity, at amortized cost	29,055	—	—	—	—
Other investments	27,621	27,620	28,202	47,329	76,453
Loans held for sale	1,210,589	1,509,528	1,167,659	1,414,889	1,736,397

Loans, net of unearned income	14,780,791	14,599,805	14,480,925	14,943,593	14,503,157
Allowance for credit losses	(175,070)	(178,570)	(199,422)	(231,924)	(208,793)
Loans, net	14,605,721	14,421,235	14,281,503	14,711,669	14,294,364

Other real estate owned	5,775	8,841	11,880	17,969	23,563
Premises and equipment, net	229,994	231,550	222,890	231,278	230,118
Goodwill	928,005	928,005	928,005	928,005	928,005
Other intangible assets, net	63,783	67,848	71,974	76,164	80,354
Cash value of bank owned life insurance	277,839	176,575	176,467	175,605	175,011
Deferred income taxes, net	9,081	22,367	33,314	53,039	56,306
Other assets	416,777	414,529	416,310	348,428	311,454
Total assets	$21,886,931	$21,427,127	$20,438,638	$19,873,851	$19,872,629

Liabilities
Deposits
Noninterest-bearing	$6,983,761	$6,804,776	$6,151,070	$5,909,316	$5,595,868
Interest-bearing	11,274,236	11,071,097	10,806,753	10,154,490	9,993,950
Total deposits	18,257,997	17,875,873	16,957,823	16,063,806	15,589,818
Federal funds purchased and securities sold under agreements to repurchase	5,544	9,320	11,641	9,103	12,879
Other borrowings	425,303	425,231	425,155	875,255	1,418,336
Subordinated deferrable interest debentures	125,331	124,833	124,345	123,860	123,375
FDIC loss-share payable, net	—	—	—	19,476	18,903
Other liabilities	235,752	234,274	272,586	217,668	249,188
Total liabilities	19,049,927	18,669,531	17,791,550	17,309,168	17,412,499

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,008	71,954	71,754	71,703	71,674
Capital stock	1,920,566	1,917,990	1,913,285	1,911,031	1,909,839
Retained earnings	863,828	785,984	671,510	587,657	481,948
Accumulated other comprehensive income, net of tax	25,024	26,090	33,505	37,252	39,613
Treasury stock	(44,422)	(44,422)	(42,966)	(42,960)	(42,944)
Total shareholders' equity	2,837,004	2,757,596	2,647,088	2,564,683	2,460,130
Total liabilities and shareholders' equity	$21,886,931	$21,427,127	$20,438,638	$19,873,851	$19,872,629

Other Data
Earning assets	$19,871,018	$19,531,823	$18,573,871	$18,018,261	$17,983,712
Intangible assets	991,788	995,853	999,979	1,004,169	1,008,359
Interest-bearing liabilities	11,830,414	11,630,481	11,367,894	11,162,708	11,548,540
Average assets	21,538,894	20,734,414	19,876,338	19,810,084	19,222,181
Average common shareholders' equity	2,798,269	2,695,005	2,622,942	2,529,471	2,478,373

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Allowance for Credit Losses
Balance at beginning of period	$200,241	$233,105	$260,417	$246,295	$167,315	$233,105	$39,266

CECL adoption impact on allowance for loan losses	—	—	—	—	—	—	78,661
CECL adoption impact on allowance for unfunded commitments	—	—	—	—	—	—	12,714
Total CECL adoption impact	—	—	—	—	—	—	91,375

Acquired allowance for unfunded commitments	—	—	—	—	—	—	—

Provision for loan losses	(899)	(16,579)	(6,700)	26,692	68,449	(17,478)	105,496
Provision for unfunded commitments	1,299	(11,839)	5,481	(10,131)	19,712	(10,540)	23,712
Provision for other credit losses	(258)	(173)	(291)	1,121	—	(431)	—
Provision for credit losses	142	(28,591)	(1,510)	17,682	88,161	(28,449)	129,208

Charge-offs	7,138	7,574	29,094	7,370	11,282	14,712	18,000
Recoveries	4,537	3,301	3,292	3,810	2,101	7,838	4,446
Net charge-offs	2,601	4,273	25,802	3,560	9,181	6,874	13,554

Ending balance	$197,782	$200,241	$233,105	$260,417	$246,295	$197,782	$246,295

Allowance for loan losses	$175,070	$178,570	$199,422	$231,924	$208,793	$175,070	$208,793
Allowance for unfunded commitments	22,313	21,014	32,853	27,372	37,502	22,313	37,502
Allowance for other credit losses	399	657	830	1,121	—	399	—
Total allowance for credit losses	$197,782	$200,241	$233,105	$260,417	$246,295	$197,782	$246,295

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$3,529	$2,370	$5,960	$1,715	$486	$5,899	$2,972
Consumer installment	1,669	1,448	2,861	677	962	3,117	2,104
Indirect automobile	141	829	658	697	1,016	970	2,247
Premium Finance	1,194	1,343	2,240	1,158	1,904	2,537	2,735
Real estate - construction and development	186	26	—	9	74	212	74
Real estate - commercial and farmland	27	1,395	17,284	2,977	6,315	1,422	7,243
Real estate - residential	392	163	91	137	525	555	625
Total charge-offs	7,138	7,574	29,094	7,370	11,282	14,712	18,000

Recoveries
Commercial, financial and agricultural	625	727	754	470	303	1,352	665
Consumer installment	212	356	480	516	436	568	1,420
Indirect automobile	372	700	637	317	359	1,072	40
Premium Finance	2,466	1,122	605	1,224	676	3,588	1,360
Real estate - construction and development	84	167	125	182	168	251	510
Real estate - commercial and farmland	185	41	439	904	21	226	106
Real estate - residential	593	188	252	197	138	781	345
Total recoveries	4,537	3,301	3,292	3,810	2,101	7,838	4,446

Net charge-offs	$2,601	$4,273	$25,802	$3,560	$9,181	$6,874	$13,554

Non-Performing Assets
Nonaccrual loans	$59,921	$71,189	$76,457	$138,163	$77,745	$59,921	$77,745
Other real estate owned	5,775	8,841	11,880	17,969	23,563	5,775	23,563
Repossessed assets	226	840	544	258	1,348	226	1,348
Accruing loans delinquent 90 days or more	4,874	5,097	8,326	7,003	15,126	4,874	15,127
Total non-performing assets	$70,796	$85,967	$97,207	$163,393	$117,782	$70,796	$117,783

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.32%	0.40%	0.48%	0.82%	0.59%	0.32%	0.59%
Net charge-offs as a percent of average loans (annualized)	0.07%	0.12%	0.70%	0.10%	0.27%	0.10%	0.20%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2021	2021	2020	2020	2020
Loans by Type
Commercial, financial and agricultural	$1,406,421	$1,611,029	$1,627,477	$1,879,788	$1,839,921
Consumer installment	229,411	257,097	306,995	450,810	575,782
Indirect automobile	397,373	482,637	580,083	682,396	739,543
Mortgage warehouse	841,347	880,216	916,353	995,942	748,853
Municipal	647,578	659,228	659,403	725,669	731,508
Premium Finance	780,328	706,379	687,841	710,890	690,584
Real estate - construction and development	1,527,883	1,533,234	1,606,710	1,628,255	1,641,744
Real estate - commercial and farmland	6,051,472	5,616,826	5,300,006	5,116,252	4,804,420
Real estate - residential	2,898,978	2,853,159	2,796,057	2,753,591	2,730,802
Total loans	$14,780,791	$14,599,805	$14,480,925	$14,943,593	$14,503,157

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$1,038	$930	$521	$459	$592
Consumer installment	28	27	32	36	42
Indirect automobile	1,647	1,931	2,277	2,689	—
Real estate - construction and development	898	501	506	510	919
Real estate - commercial and farmland	46,025	43,398	36,707	73,763	5,252
Real estate - residential	31,570	33,324	38,800	28,777	29,935
Total accruing troubled debt restructurings	$81,206	$80,111	$78,843	$106,234	$36,740
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$805	$854	$849	$1,002	$1,034
Consumer installment	43	53	56	64	67
Indirect automobile	301	321	461	482	—
Real estate - construction and development	301	706	707	709	307
Real estate - commercial and farmland	7,103	2,233	1,401	19,942	1,878
Real estate - residential	2,515	2,818	2,671	4,477	2,231
Total nonaccrual troubled debt restructurings	$11,068	$6,985	$6,145	$26,676	$5,517
Total troubled debt restructurings	$92,274	$87,096	$84,988	$132,910	$42,257

Loans by Risk Grade
Grade 1 - Prime credit	$1,147,589	$1,381,205	$1,368,661	$1,845,900	$1,789,709
Grade 2 - Strong credit	1,002,463	893,387	869,581	838,267	801,273
Grade 3 - Good credit	6,891,556	6,805,583	6,624,154	6,189,269	5,784,754
Grade 4 - Satisfactory credit	4,657,358	4,507,148	4,794,672	4,989,617	5,643,133
Grade 5 - Fair credit	778,939	616,896	452,350	643,502	212,667
Grade 6 - Other assets especially mentioned	100,750	135,213	108,541	151,501	108,704
Grade 7 - Substandard	202,134	260,369	262,947	285,537	162,917
Grade 8 - Doubtful	—	—	19	—	—
Grade 9 - Loss	2	4	—	—	—
Total loans	$14,780,791	$14,599,805	$14,480,925	$14,943,593	$14,503,157

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Earning Assets
Federal funds sold	$20,000	$20,000	$20,000	$20,004	$24,265	$20,000	$25,822
Interest-bearing deposits in banks	2,461,092	2,145,403	879,481	467,188	398,284	2,304,119	408,772
Time deposits in other banks	244	249	249	249	249	246	249
Investment securities - taxable	811,234	910,834	1,024,335	1,160,585	1,281,980	860,759	1,320,815
Investment securities - nontaxable	18,225	19,225	20,112	21,619	21,576	18,722	22,208
Other investments	27,620	27,516	31,552	64,656	79,143	27,568	76,557
Loans held for sale	1,705,167	1,284,821	1,281,762	1,507,481	1,614,080	1,496,155	1,600,606
Loans	14,549,104	14,453,975	14,752,664	14,688,317	13,915,406	14,501,802	13,308,960
Total Earning Assets	$19,592,686	$18,862,023	$18,010,155	$17,930,099	$17,334,983	$19,229,371	$16,763,989

Deposits
Noninterest-bearing deposits	$6,874,471	$6,412,268	$5,970,672	$5,782,163	$5,061,578	$6,644,646	$4,571,249
NOW accounts	3,314,334	3,182,245	2,968,596	2,718,315	2,441,305	3,248,655	2,364,626
MMDA	4,872,500	4,761,279	4,534,243	4,273,899	4,221,906	4,817,197	4,113,275
Savings accounts	876,887	823,039	793,414	749,314	692,382	850,112	667,902
Retail CDs	2,005,265	2,066,410	2,109,600	2,274,150	2,471,134	2,035,668	2,547,671
Brokered CDs	1,000	1,000	1,140	1,933	2,043	1,000	31,617
Total Deposits	17,944,457	17,246,241	16,377,665	15,799,774	14,890,348	17,597,278	14,296,340
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	6,883	9,284	9,929	10,483	12,452	8,077	14,045
FHLB advances	48,910	48,951	127,797	799,034	1,212,537	48,931	1,239,920
Other borrowings	376,376	376,260	376,295	272,443	269,300	376,318	269,377
Subordinated deferrable interest debentures	125,068	124,574	124,091	123,604	123,120	124,823	125,426
Total Non-Deposit Funding	557,237	559,069	638,112	1,205,564	1,617,409	558,149	1,648,768
Total Funding	$18,501,694	$17,805,310	$17,015,777	$17,005,338	$16,507,757	$18,155,427	$15,945,108

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Interest Income
Federal funds sold	$12	$12	$13	$13	$45	$24	$121
Interest-bearing deposits in banks	594	521	251	152	122	1,115	1,332
Time deposits in other banks	1	1	1	1	1	2	2
Investment securities - taxable	5,244	6,118	6,398	7,260	9,346	11,362	19,428
Investment securities - nontaxable (TE)	176	178	190	202	198	354	397
Loans held for sale	11,773	10,827	9,705	10,365	14,053	22,600	27,690
Loans (TE)	157,112	161,473	163,532	163,352	162,617	318,585	321,253
Total Earning Assets	$174,912	$179,130	$180,090	$181,345	$186,382	$354,042	$370,223

Accretion income (included above)	$4,462	$6,127	$4,688	$6,525	$9,576	$10,589	$16,138

Interest Expense
Interest-Bearing Deposits
NOW accounts	$816	$926	$1,091	$1,394	$1,265	$1,742	$4,039
MMDA	1,908	1,998	2,326	2,823	3,764	3,906	13,512
Savings accounts	122	124	143	112	94	246	304
Retail CDs	2,921	3,744	5,301	7,484	9,136	6,665	20,200
Brokered CDs	8	6	9	9	14	14	320
Total Interest-Bearing Deposits	5,775	6,798	8,870	11,822	14,273	12,573	38,375
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	5	7	8	9	25	12	65
FHLB advances	193	192	245	661	1,686	385	6,795
Other borrowings	4,683	4,638	4,635	3,558	3,487	9,321	6,998
Subordinated deferrable interest debentures	1,243	1,338	1,569	1,346	1,733	2,581	3,794
Total Non-Deposit Funding	6,124	6,175	6,457	5,574	6,931	12,299	17,652
Total Interest-Bearing Funding	$11,899	$12,973	$15,327	$17,396	$21,204	$24,872	$56,027

Net Interest Income (TE)	$163,013	$166,157	$164,763	$163,949	$165,178	$329,170	$314,196

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2021	2021	2020	2020	2020	2021	2020
Earning Assets
Federal funds sold	0.24%	0.24%	0.26%	0.26%	0.75%	0.24%	0.94%
Interest-bearing deposits in banks	0.10%	0.10%	0.11%	0.13%	0.12%	0.10%	0.66%
Time deposits in other banks	1.64%	1.63%	1.60%	1.60%	1.62%	1.64%	1.62%
Investment securities - taxable	2.59%	2.72%	2.48%	2.49%	2.93%	2.66%	2.96%
Investment securities - nontaxable (TE)	3.87%	3.75%	3.76%	3.72%	3.69%	3.81%	3.59%
Loans held for sale	2.77%	3.42%	3.01%	2.74%	3.50%	3.05%	3.48%
Loans (TE)	4.33%	4.53%	4.41%	4.42%	4.70%	4.43%	4.85%
Total Earning Assets	3.58%	3.85%	3.98%	4.02%	4.32%	3.71%	4.44%

Interest-Bearing Deposits
NOW accounts	0.10%	0.12%	0.15%	0.20%	0.21%	0.11%	0.34%
MMDA	0.16%	0.17%	0.20%	0.26%	0.36%	0.16%	0.66%
Savings accounts	0.06%	0.06%	0.07%	0.06%	0.05%	0.06%	0.09%
Retail CDs	0.58%	0.73%	1.00%	1.31%	1.49%	0.66%	1.59%
Brokered CDs	3.21%	2.43%	3.14%	1.85%	2.76%	2.82%	2.04%
Total Interest-Bearing Deposits	0.21%	0.25%	0.34%	0.47%	0.58%	0.23%	0.79%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.29%	0.31%	0.32%	0.34%	0.81%	0.30%	0.93%
FHLB advances	1.58%	1.59%	0.76%	0.33%	0.56%	1.59%	1.10%
Other borrowings	4.99%	5.00%	4.90%	5.20%	5.21%	4.99%	5.22%
Subordinated deferrable interest debentures	3.99%	4.36%	5.03%	4.33%	5.66%	4.17%	6.08%
Total Non-Deposit Funding	4.41%	4.48%	4.03%	1.84%	1.72%	4.44%	2.15%
Total Interest-Bearing Liabilities	0.41%	0.46%	0.55%	0.62%	0.75%	0.44%	0.99%

Net Interest Spread	3.17%	3.39%	3.43%	3.40%	3.57%	3.27%	3.45%

Net Interest Margin(2)	3.34%	3.57%	3.64%	3.64%	3.83%	3.45%	3.77%

Total Cost of Funds(3)	0.26%	0.30%	0.36%	0.41%	0.52%	0.28%	0.71%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2021	2021	2020	2020	2020	2021	2020
Net income available to common shareholders	$88,327	$124,962	$94,285	$116,145	$32,236	$213,289	$51,558

Adjustment items:
Merger and conversion charges	—	—	—	(44)	895	—	1,435
Restructuring charges	—	—	—	50	1,463	—	1,463
Servicing right impairment (recovery)	(749)	(10,639)	9,501	412	7,989	(11,388)	30,154
Gain on BOLI proceeds	—	(603)	—	(103)	(845)	(603)	(845)
Expenses related to SEC and DOJ Investigation	—	—	53	268	1,294	—	2,737
Natural disaster and pandemic charges (Note 1)	—	—	235	470	2,043	—	2,591
(Gain) loss on sale of premises	(236)	(264)	(30)	(97)	281	(500)	751
Tax effect of adjustment items (Note 2)	206	2,290	(2,049)	(222)	(2,933)	2,496	(8,216)
After tax adjustment items	(779)	(9,216)	7,710	734	10,187	(9,995)	30,070
Adjusted net income	$87,548	$115,746	$101,995	$116,879	$42,423	$203,294	$81,628

Weighted average number of shares - diluted	69,791,670	69,740,860	69,493,105	69,346,141	69,292,972	69,764,923	69,413,027
Net income per diluted share	$1.27	$1.79	$1.36	$1.67	$0.47	$3.06	$0.74
Adjusted net income per diluted share	$1.25	$1.66	$1.47	$1.69	$0.61	$2.91	$1.18

Average assets	$21,538,894	$20,734,414	$19,876,338	$19,810,084	$19,222,181	$21,144,751	$18,649,746
Return on average assets	1.64%	2.44%	1.89%	2.33%	0.67%	2.03%	0.56%
Adjusted return on average assets	1.63%	2.26%	2.04%	2.35%	0.89%	1.94%	0.88%

Average common equity	$2,798,269	$2,695,005	$2,622,942	$2,529,471	$2,478,373	$2,746,922	$2,486,140
Average tangible common equity	$1,804,324	$1,696,946	$1,620,742	$1,523,066	$1,462,871	$1,750,931	$1,468,135
Return on average common equity	12.66%	18.80%	14.30%	18.27%	5.23%	15.66%	4.17%
Adjusted return on average tangible common equity	19.46%	27.66%	25.04%	30.53%	11.66%	23.41%	11.18%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 2Q20 and year-to-date 2020 periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Adjusted Noninterest Expense
Total noninterest expense	$135,761	$148,798	$151,116	$153,692	$155,768	$284,559	$293,821
Adjustment items:
Merger and conversion charges	—	—	—	44	(895)	—	(1,435)
Restructuring charges	—	—	—	(50)	(1,463)	—	(1,463)
Expenses related to SEC and DOJ Investigation	—	—	(53)	(268)	(1,294)	—	(2,737)
Natural disaster and pandemic charges	—	—	(235)	(470)	(2,043)	—	(2,591)
Gain (loss) on sale of premises	236	264	30	97	(281)	500	(751)
Adjusted noninterest expense	$135,997	$149,062	$150,858	$153,045	$149,792	$285,059	$284,844

Total Revenue
Net interest income	$161,852	$164,977	$163,456	$162,538	$163,814	$326,829	$311,759
Noninterest income	89,240	117,973	112,143	159,018	120,960	207,213	175,339
Total revenue	$251,092	$282,950	$275,599	$321,556	$284,774	$534,042	$487,098

Adjusted Total Revenue
Net interest income (TE)	$163,013	$166,157	$164,763	$163,949	$165,178	$329,170	$314,196
Noninterest income	89,240	117,973	112,143	159,018	120,960	207,213	175,339
Total revenue (TE)	252,253	284,130	276,906	322,967	286,138	536,383	489,535
Adjustment items:
(Gain) loss on securities	(1)	12	—	—	(14)	11	(5)
Gain on BOLI proceeds	—	(603)	—	(103)	(845)	(603)	(845)
Servicing right impairment (recovery)	(749)	(10,639)	9,501	412	7,989	(11,388)	30,154
Adjusted total revenue (TE)	$251,503	$272,900	$286,407	$323,276	$293,268	$524,403	$518,839

Efficiency ratio	54.07%	52.59%	54.83%	47.80%	54.70%	53.28%	60.32%
Adjusted efficiency ratio (TE)	54.07%	54.62%	52.67%	47.34%	51.08%	54.36%	54.90%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2021	2021	2020	2020	2020	2021	2020
Total shareholders' equity	$2,837,004	$2,757,596	$2,647,088	$2,564,683	$2,460,130	$2,837,004	$2,460,130
Less:
Goodwill	928,005	928,005	928,005	928,005	928,005	928,005	928,005
Other intangibles, net	63,783	67,848	71,974	76,164	80,354	63,783	80,354
Total tangible shareholders' equity	$1,845,216	$1,761,743	$1,647,109	$1,560,514	$1,451,771	$1,845,216	$1,451,771

Period end number of shares	69,767,209	69,713,426	69,541,481	69,490,546	69,462,782	69,767,209	69,462,782
Book value per share (period end)	$40.66	$39.56	$38.07	$36.91	$35.42	$40.66	$35.42
Tangible book value per share (period end)	$26.45	$25.27	$23.69	$22.46	$20.90	$26.45	$20.90

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Banking Division
Net interest income	$110,670	$112,816	$112,964	$119,562	$120,330	$223,486	$238,705
Provision for credit losses	(3,949)	(23,904)	1,847	487	86,805	(27,853)	122,802
Noninterest income	16,171	16,738	15,659	15,265	14,468	32,909	32,241
Noninterest expense
Salaries and employee benefits	37,814	42,723	38,668	39,718	40,423	80,537	82,044
Occupancy and equipment expenses	9,050	10,120	10,958	11,955	11,679	19,170	22,026
Data processing and telecommunications expenses	10,280	10,201	9,608	9,716	8,919	20,481	19,716
Other noninterest expenses	18,763	19,710	25,806	21,517	27,997	38,473	58,642
Total noninterest expense	75,907	82,754	85,040	82,906	89,018	158,661	182,428
Income (loss) before income tax expense	54,883	70,704	41,736	51,434	(41,025)	125,587	(34,284)
Income tax expense (benefit)	14,196	18,456	13,992	13,453	(8,582)	32,652	(8,307)
Net income (loss)	$40,687	$52,248	$27,744	$37,981	$(32,443)	$92,935	$(25,977)

Retail Mortgage Division
Net interest income	$22,533	$18,984	$19,908	$20,393	$24,302	$41,517	$42,058
Provision for credit losses	5,647	(4,553)	(1,621)	15,051	423	1,094	2,420
Noninterest income	69,055	97,640	94,109	137,583	104,195	166,695	138,564
Noninterest expense
Salaries and employee benefits	44,798	49,838	50,165	53,500	50,003	94,636	81,100
Occupancy and equipment expenses	1,553	1,476	1,577	1,676	1,953	3,029	3,457
Data processing and telecommunications expenses	1,435	1,546	1,534	2,349	1,406	2,981	2,392
Other noninterest expenses	7,638	8,189	7,442	7,889	6,949	15,827	12,824
Total noninterest expense	55,424	61,049	60,718	65,414	60,311	116,473	99,773
Income before income tax expense	30,517	60,128	54,920	77,511	67,763	90,645	78,429
Income tax expense	6,408	12,627	11,535	16,112	14,231	19,035	16,639
Net income	$24,109	$47,501	$43,385	$61,399	$53,532	$71,610	$61,790

Warehouse Lending Division
Net interest income	$8,720	$9,906	$9,017	$6,546	$5,026	$18,626	$8,328
Provision for credit losses	(155)	(145)	1,673	495	403	(300)	394
Noninterest income	1,333	980	1,113	1,064	727	2,313	1,687
Noninterest expense
Salaries and employee benefits	278	330	296	266	209	608	419
Occupancy and equipment expenses	1	1	1	1	1	2	2
Data processing and telecommunications expenses	68	49	101	73	55	117	96
Other noninterest expenses	30	33	26	28	88	63	122
Total noninterest expense	377	413	424	368	353	790	639
Income before income tax expense	9,831	10,618	8,033	6,747	4,997	20,449	8,982
Income tax expense	2,064	2,230	1,687	1,431	1,049	4,294	1,886
Net income	$7,767	$8,388	$6,346	$5,316	$3,948	$16,155	$7,096

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
SBA Division
Net interest income	$12,882	$16,635	$14,909	$8,966	$7,034	$29,517	$9,215
Provision for credit losses	(607)	(547)	(2,997)	4,297	2,322	(1,154)	1,419
Noninterest income	2,677	2,611	1,247	5,106	1,570	5,288	2,847
Noninterest expense
Salaries and employee benefits	937	1,382	1,233	1,572	2,612	2,319	4,088
Occupancy and equipment expenses	132	106	100	97	97	238	194
Data processing and telecommunications expenses	—	1	1	4	15	1	28
Other noninterest expenses	284	295	363	595	359	579	874
Total noninterest expense	1,353	1,784	1,697	2,268	3,083	3,137	5,184
Income before income tax expense	14,813	18,009	17,456	7,507	3,199	32,822	5,459
Income tax expense	3,111	3,782	3,666	1,577	671	6,893	1,146
Net income	$11,702	$14,227	$13,790	$5,930	$2,528	$25,929	$4,313

Premium Finance Division
Net interest income	$7,047	$6,636	$6,658	$7,071	$7,122	$13,683	$13,453
Provision for credit losses	(794)	558	(412)	(2,648)	(1,792)	(236)	2,173
Noninterest income	4	4	15	—	—	8	—
Noninterest expense
Salaries and employee benefits	1,678	1,712	2,104	1,642	1,921	3,390	3,463
Occupancy and equipment expenses	76	78	73	76	77	154	156
Data processing and telecommunications expenses	94	87	79	84	119	181	236
Other noninterest expenses	852	921	981	934	886	1,773	1,942
Total noninterest expense	2,700	2,798	3,237	2,736	3,003	5,498	5,797
Income (loss) before income tax expense	5,145	3,284	3,848	6,983	5,911	8,429	5,483
Income tax expense (benefit)	1,083	686	828	1,464	1,240	1,769	1,147
Net income (loss)	$4,062	$2,598	$3,020	$5,519	$4,671	$6,660	$4,336

Total Consolidated
Net interest income	$161,852	$164,977	$163,456	$162,538	$163,814	$326,829	$311,759
Provision for credit losses	142	(28,591)	(1,510)	17,682	88,161	(28,449)	129,208
Noninterest income	89,240	117,973	112,143	159,018	120,960	207,213	175,339
Noninterest expense
Salaries and employee benefits	85,505	95,985	92,466	96,698	95,168	181,490	171,114
Occupancy and equipment expenses	10,812	11,781	12,709	13,805	13,807	22,593	25,835
Data processing and telecommunications expenses	11,877	11,884	11,323	12,226	10,514	23,761	22,468
Other noninterest expenses	27,567	29,148	34,618	30,963	36,279	56,715	74,404
Total noninterest expense	135,761	148,798	151,116	153,692	155,768	284,559	293,821
Income before income tax expense	115,189	162,743	125,993	150,182	40,845	277,932	64,069
Income tax expense	26,862	37,781	31,708	34,037	8,609	64,643	12,511
Net income	$88,327	$124,962	$94,285	$116,145	$32,236	$213,289	$51,558

Contact: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514